Exhibit 99.1

Strategy Announces $4.2 Billion STRC At-The-Market Program

TYSONS CORNER, Va., July 31, 2025 —Strategy™ (Nasdaq: MSTR; STRK; STRF; STRD; STRC) today announced that it has entered into a sales agreement pursuant to which Strategy may issue and sell shares of its Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share (the “STRC Stock”), having an aggregate offering price of up to $4.2 billion (the “ATM Program”).

Strategy expects to make sales of STRC Stock pursuant to the ATM Program in a disciplined manner over an extended period, taking into account the trading price and trading volumes of the STRC Stock at the time of sale.

Strategy intends to use the net proceeds from the ATM Program for general corporate purposes, including the acquisition of bitcoin and for working capital, and may also use the net proceeds for the payment of cash dividends declared or expected to be declared by the board of directors of Strategy from time to time on shares of any class or series of preferred stock, other than the STRC Stock, then outstanding.

The STRC Stock, subject to the terms and conditions of the sales agreement, may be sold by agents by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended or any other method permitted by law, which may include negotiated transactions or block trades.

The sale of STRC Stock under the ATM Program is only offered pursuant to a prospectus supplement, filed with the Securities and Exchange Commission on July 31, 2025 under the existing automatic shelf registration statement, which became effective on January 27, 2025 (File No. 333-284510), and the base prospectus contained therein.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, STRC Stock, nor shall there be any sale of STRC Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Strategy

MicroStrategy Incorporated d/b/a Strategy (Nasdaq: MSTR/STRK/STRF/STRD/STRC) is the world’s first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments. In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Strategy, MicroStrategy, and Intelligence Everywhere are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the at-the-market offering of the STRC Stock. The words “anticipate,” “believe,” “continue,” “could,”

“estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to the sales made pursuant to the offering program, if any, market conditions and the other factors discussed in the “Risk Factors” section of Strategy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2025, the factors discussed under the header “Risk Factor Updates” in the current report on Form 8-K filed by Strategy with the Securities and Exchange Commission on July 7, 2025 and the risks described in other filings that Strategy may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Strategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Strategy

Shirish Jajodia

Corporate Treasurer

ir@strategy.com